Exhibit 99.1

Aperture AC Announces Upcoming Automatic Unit Separation Commencing June 10, 2026

Los Angeles, CA, June 09, 2026 (GLOBE NEWSWIRE) -- Aperture AC (the “Company”) (Nasdaq: APURU) announced today that on June 10, 2026, the Company’s units will no longer trade, and that the Company’s Class A ordinary shares and rights, which together comprise the units, will commence trading separately. The Class A ordinary shares and rights will be listed on the Nasdaq Capital Market and trade with the ticker symbols “APUR” and “APURR”, respectively. This is a mandatory and automatic separation, and no action is required by the holders of units.

Purchases of units that are made after market close on June 9, 2026 may not settle prior to the unit separation date and, accordingly, the number of rights issued to such purchasers may not reflect the rights underlying such recently purchased units.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aperture AC

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination in any business or industry or geographic area it chooses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Aperture AC
835 Wilshire Blvd. 5th Floor,
Los Angeles, CA, 90017
Attn: Calvin Kung, CEO
(424) 253-0908